As filed with the Securities and Exchange Commission on August 12, 2004.

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under The Securities Act of 1933
AXSYS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-1962029 (I.R.S. Employer Identification No.)

175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut 06067
(Address of Principal Executive Offices Including Zip Code)

Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan
(Full Title of the Plan)

David A. Almeida
Vice President, Chief Financial Officer, Secretary and Treasurer
Axsys Technologies, Inc.
175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut 06067
(860) 257-0200
(Name , Address and Telephone Number of Agent For Service)

Copies To:
Lisa K. Kunkle, Esq.
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
(216) 586-3939

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered(1)(2)	Price Per Share(3)	Offering Price (3)	Fee

Common Stock, par value $0.01 per share	284,100	$13.68	$3,886,488	$492.42

(1)	Represents shares of common stock of the Registrant, par value $0.01 per share (“Common Stock”), issuable pursuant to the Axsys Technologies, Inc. Amended and Restated Long-Term Stock Incentive Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the NASDAQ National Market System on August 9, 2004, within five business days prior to filing.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EX-5 Opinion of Counsel
EX-23.1 Consent of Independent Auditors
EX-24 Power of Attorney

     The Registrant filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of Common Stock to be offered and sold under the Plan and, pursuant to General Instruction E to Form S-8, the contents of such Registration Statements are incorporated by reference in this Registration Statement: (1) Registration Statement on Form S-8 filed August 5, 1996 (File No. 333-09559); (2) Registration Statement on Form S-8 filed December 29, 1997 (File No. 333-43389); (3) Registration Statement on Form S-8 filed June 29, 2000 (File No. 333-39574); and (4) Post-Effective Amendment No. 1 to Form S-8 filed June 29, 2004 (File No. 333-39574). This registration statement on Form S-8 is filed for the purpose of registering an additional 284,100 shares of Common Stock of the Registrant under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

5	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (Included in Exhibit 5).

24	Power of Attorney.

[Signatures on following page]

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rocky Hill, State of Connecticut, on August 12, 2004.

AXSYS TECHNOLOGIES, INC.
By:	/s/ David A. Almeida
David A. Almeida
Vice President, Chief Financial Officer, Secretary and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date:	August 12, 2004	*

Stephen W. Bershad
Chairman of the Board and Chief Executive
Officer (Principal Executive Officer)

Date:	August 12, 2004	/s/ David A. Almeida

David A. Almeida
Vice President, Chief Financial Officer, Secretary
and Treasurer (Principal Financial Officer and
Principal Accounting Officer)

Date:	August 12, 2004	*

Anthony J. Fiorelli, Jr.
Director

Date:	August 12, 2004	*

Eliot M. Fried
Director

Date:	August 12, 2004	*

Richard F. Hamm, Jr.
Director

Date:	August 12, 2004	*

Robert G. Stevens
Director

*This registration statement has been signed on behalf of the above officers and directors by David A. Almeida, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this registration statement.

DATED: August 12, 2004	By:	/s/ David A. Almeida
David A. Almeida
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (Included in Exhibit 5).

24	Power of Attorney.

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